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                                  EXHIBIT 23.7

                             [HAY GROUP LETTERHEAD]

                                                                October 4, 1996

Apria Healthcare Group Inc.
3560 Hyland Avenue
Costa Mesa, CA  92626

                  Consent of Hay Group

                  We hereby consent to the inclusion in the Proxy Statement/Prospectus of Apria Healthcare Group Inc., forming part of this Registration Statement on Form S-4, of our report dated August 5, 1996, to the Board of Directors of Vitas Healthcare Corporation as an exhibit to such Proxy Statement/Prospectus and to the reference of our report under the captions "SUMMARY -- Payments to Mr. Westbrook and Collibrook" and PROPOSAL TO APPROVE SEPARATELY THE PAYMENTS TO HUGH A. WESTBROOK AND COLLIBROOK PURSUANT TO THE SEVERANCE AND NONCOMPETITION AGREEMENTS TO BE ENTERED INTO IN CONNECTION WITH THE MERGER IN ORDER THAT SUCH PAYMENTS NOT BE CHARACTERIZED AS "PARACHUTE PAYMENTS" FOR PURPOSES OF SECTIONS 280G AND 4999 OF THE CODE -- Recommendation of the Board of Directors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Acct of 1933 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Hay Group

                                                By:   /s/ FRANK DOWD
                                                      --------------------------
                                                      Frank Dowd
                                                      Senior Consultant